ST. MARY LAND & EXPLORATION COMPANY

                    REGISTRATION STATEMENT ON FORM S-3

                               EXHIBIT 23.3



     We consent to any reference to us as "Experts" in the Registration Statement on Form S-3 of St. Mary Land & Exploration
Company, and any amendments thereto pursuant to Rule 462 of the Securities Act of 1933.

                              Very truly yours,



                              /s/ Ryder Scott Company
                              Ryder Scott Company
                              Petroleum Engineers

Denver, Colorado
January 27, 1997